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                                                                       EXHIBIT 1

                              EAGLE MATERIALS INC.,

                                FORMERLY KNOWN AS

                       CENTEX CONSTRUCTION PRODUCTS, INC.,

                                       AND

                          MELLON INVESTOR SERVICES LLC

                                 AS RIGHTS AGENT

                                RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 2, 2004

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                                TABLE OF CONTENTS

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  SECTION                                                                                         PAGE
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
Section 1.     Certain Definitions..............................................................    1
Section 2.     Appointment of Rights Agent......................................................    7
Section 3.     Issuance of Rights Certificates..................................................    8
               (a)  Distribution Date; Rights Certificates......................................    8
               (b)  Company Common Stock Certificates; Summary of Rights........................    9
               (c)  Legend......................................................................    9
Section 4.     Form of Rights Certificates......................................................   10
               (a)  Form; Date..................................................................   10
               (b)  Acquiring Person Legend.....................................................   10
Section 5.     Countersignature and Registration................................................   11
               (a)  Signatures..................................................................   11
               (b)  Registration and Transfer...................................................   11
Section 6.     Transfer, Split Up, Combination and Exchange of Rights Certificates;
               Mutilated, Destroyed, Lost or Stolen Rights Certificates.........................   12
               (a)  Procedure...................................................................   12
               (b)  Issuance of New Rights Certificates.........................................   12
Section 7.     Exercise of Rights; Purchase Price; Expiration Date of Rights....................   12
               (a)  Exercise....................................................................   13
               (b)  Purchase Price..............................................................   13
               (c)  Rights Agent Actions........................................................   13
               (d)  Partial Exercise............................................................   14
               (e)  Termination of Acquiring Person's Rights....................................   14
               (f)  Surrender of Rights Certificates; Identity of Beneficial Owner..............   15
Section 8.     Cancellation and Destruction of Rights Certificates..............................   15
Section 9.     Reservation and Availability of Capital Stock....................................   15
               (a)  Reservation of Capital Stock................................................   15
               (b)  Listing.....................................................................   15
               (c)  Registration under the Act..................................................   16
               (d)  Covenant Regarding Capital Stock............................................   16
               (e)  Transfer Taxes and Charges..................................................   16
Section 10.    Preferred Stock Record Date......................................................   17
Section 11.    Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights......   17
               (a)  Certain Adjustments.........................................................   17
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                                       ii

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
               (b)  Purchase Price Adjustment -- Capital Stock..................................   22
               (c)  Purchase Price Adjustment -- Cash, Assets, etc..............................   23
               (d)  Current Market Price........................................................   23
               (e)  Purchase Price Adjustment Threshold.........................................   25
               (f)  Equivalent Adjustments......................................................   25
               (g)  Post-Adjustment Rights Issuances............................................   25
               (h)  Preferred Stock Anti-Dilution...............................................   26
               (i)  Adjustment of Number of Rights..............................................   26
               (j)  Rights Certificates.........................................................   27
               (k)  Adjustment Below Par Value..................................................   27
               (l)  Adjustment Effective as of Future Date; Exercise............................   27
               (m)  Tax Adjustments.............................................................   27
               (n)  Restriction on Certain Transactions.........................................   27
               (o)  Restriction Against Diminishing Benefits of the Rights......................   28
               (p)  Company Common Stock Adjustments............................................   28
Section 12.    Certificate of Adjusted Purchase Price or Number of Shares.......................   29
Section 13.    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.............   29
               (a)  Fli-pover Event.............................................................   29
               (b)  Principal Party.............................................................   30
               (c)  Supplemental Agreement......................................................   31
               (d)  Exceptions..................................................................   32
Section 14.    Fractional Rights and Fractional Shares..........................................   32
               (a)  Fractional Rights...........................................................   32
               (b)  Fractional Shares of Preferred Stock........................................   33
               (c)  Fractional Shares of Company Common Stock...................................   34
               (d)  Waiver of Fractional Rights and Shares......................................   34
               (e)  Payment and Rights Agent....................................................   34
Section 15.    Rights of Action.................................................................   34
Section 16.    Agreement of Rights Holders......................................................   35
Section 17.    Rights Certificate Holder Not Deemed a Stockholder...............................   35
Section 18.    Concerning the Rights Agent......................................................   36
               (a)  Compensation................................................................   36
               (b)  Reliance....................................................................   36
Section 19.    Merger or Consolidation or Change of Name of Rights Agent........................   36
               (a)  Successor...................................................................   36
               (b)  Prior Countersignatures.....................................................   37
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
Section 20.    Rights and Duties of Rights Agent................................................   37
               (a)  Legal Counsel...............................................................   37
               (b)  Certification by the Company................................................   37
               (c)  Liability for Negligence, etc...............................................   38
               (d)  Statements of Fact or Recitals..............................................   38
               (e)  Agreement; Adjustments......................................................   38
               (f)  Further Assurances..........................................................   38
               (g)  Instructions................................................................   38
               (h)  Dealing in Rights...........................................................   39
               (i)  Agents; Reasonable Care.....................................................   39
               (j)  Expenses; Repayment Assurances..............................................   39
               (k)  Exercise of Rights; Consultation with Company...............................   39
Section 21.    Change of Rights Agent...........................................................   39
Section 22.    Issuance of New Rights Certificates..............................................   40
Section 23.    Redemption and Termination.......................................................   41
               (a)  Redemption..................................................................   41
               (b)  Effect of Redemption; Procedure.............................................   41
Section 24.    Exchange.........................................................................   41
               (a)  Right to Exchange...........................................................   41
               (b)  Effect of Exchange; Procedure...............................................   42
               (c)  Company Common Stock Equivalents............................................   42
               (d)  Insufficient Company Common Stock...........................................   42
               (e)  Fractional Shares...........................................................   43
Section 25.    Notice of Certain Events.........................................................   43
               (a)  Preferred Stock Transactions, etc...........................................   43
               (b)  Other Transactions..........................................................   44
Section 26.    Notices..........................................................................   44
Section 27.    Supplements and Amendments.......................................................   45
Section 28.    Successors.......................................................................   46
Section 29.    Determinations and Actions by the Board of Directors, etc........................   46
Section 30.    Periodic Review..................................................................   46
Section 31.    Benefits of this Agreement.......................................................   46
Section 32.    Severability.....................................................................   47
Section 33.    Governing Law....................................................................   47
Section 34.    Counterparts.....................................................................   47
Section 35.    Descriptive Headings.............................................................   47
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Exhibit 1      Certificate  of  Designation,  Preferences  and  Rights  of
               Series A Preferred Stock of Eagle Materials Inc.

Exhibit 2 Certificate of Designation, Preferences and Rights of Series B Preferred Stock of Eagle Materials Inc.

Exhibit 3      Form of Class A Rights Certificate

Exhibit 4      Form of Class B Rights Certificate

Exhibit 5      Letter to Stockholders

                                        v

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                                RIGHTS AGREEMENT

         RIGHTS AGREEMENT, dated as of February 2, 2004, between EAGLE MATERIALS INC., formerly known as CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation (the "COMPANY"), and MELLON INVESTOR SERVICES LLC, a New Jersey limited liability company, as rights agent (the "RIGHTS AGENT").

                                    RECITALS

         On December 19, 2003 (the "RIGHTS DIVIDEND DECLARATION DATE"), the Board of Directors of the Company (i) (A) authorized and declared, subject to stockholder approval and the consummation of the Spin-off Transaction, a dividend distribution of one preferred share purchase right (a "CLASS A RIGHT") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on February 6, 2004 (the "RECORD DATE"), each Class A Right initially representing the right to purchase one one-thousandth of a share of Series A Preferred Stock, par value $.01 per share, of the Company having the rights, powers and preferences set forth in the Certificate of Designation, Preferences and Rights of Series A Preferred Stock attached hereto as Exhibit 1, upon the terms and subject to the conditions hereinafter set forth, and (B) further authorized the issuance of one Class A Right (as such number may be hereafter adjusted as provided herein) for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date and (ii) (A) authorized and declared a dividend distribution of one preferred share purchase right (a "CLASS B RIGHT") for each share of Class B Common Stock (as hereinafter defined) of the Company outstanding at the close of business on the Record Date, each Class B Right initially representing the right to purchase one one-thousandth of a share of Series B Preferred Stock, par value $.01 per share, of the Company having the rights, powers and preferences set forth in the Certificate of Designation, Preferences and Rights of Series B Preferred Stock attached hereto as Exhibit 2, upon the terms and subject to the conditions hereinafter set forth, and (B) further authorized the issuance of one Class B Right (as such number may be hereafter adjusted as provided herein) for each share of Class B Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date.

         On January 8, 2004, the Company's stockholders approved the Rights Agreement, and on January 30, 2004, the Spin-off Transaction was consummated.

                                    AGREEMENT

         In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

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                  (a)"ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of shares of Company Common Stock (as such term is hereinafter defined), representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or
(iv) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Company Common Stock outstanding due to the repurchase of shares of Company Common Stock by the Company, unless and until such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Company Common Stock representing, in the aggregate, 1% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class. Notwithstanding the foregoing, if (i) the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Company Common Stock that would otherwise cause such Person to be an Acquiring Person, or (B) such Person was aware of the extent of its Beneficial Ownership of Company Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and (ii) within ten Business Days of being requested by the Company to advise it regarding the same, such Person certifies to the Company that such Person acquired shares of Company Common Stock representing, in the aggregate, in excess of 14.99% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, inadvertently or without knowledge of the terms of the Rights (as such term is hereinafter defined) and who, together with all Affiliates and Associates, thereafter does not acquire additional shares of Company Common Stock and within ten Business Days of being requested by the Company to do so disposes of the portion of such shares of Company Common Stock representing, in the aggregate, in excess of 14.99% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, then such Person shall not be deemed to be or to have become an Acquiring Person for any purposes of this Agreement; provided, however, that if the Person requested to so certify fails to do so within ten Business Days of the Company's request or such Person fails to dispose of such shares of Company Common Stock representing, in the aggregate, in excess of 14.99% of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, within ten Business Days of the Company's request, then such Person shall become an Acquiring Person immediately after such ten Business Day period. The phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with

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the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

                  (b) "ACT" shall mean the Securities Act of 1933, as amended and in effect from time to time.

                  (c) "ADJUSTMENT SHARES" shall have the meaning set forth in
Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments)

                  (d) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (e) "AGREEMENT" shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                  (f) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "BENEFICIALLY OWN," any securities:

                           (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not, for purposes of this paragraph (i), be deemed the "Beneficial Owner" of or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates) or Section 22 (Issuance of New Rights Certificates) (the "ORIGINAL RIGHTS") or pursuant to Section 11(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Adjustment of Number of Rights) in connection with an adjustment made with respect to any Original Rights;

                           (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange
         Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such

                                        3

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         security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on a
         Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are "beneficially owned," directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (f)) or disposing of any voting securities of the Company;

provided, however, that nothing in this paragraph (f) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty (40) calendar days after the date of such acquisition.

                  (g) "BOARD" means the Board of Directors of the Company.

                  (h) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or New Jersey or Texas are authorized or obligated by law or executive order to close.

                  (i) "CLASS A RIGHT" shall have the meaning set forth in the Recital at the beginning of the Agreement.

                  (j) "CLASS A RIGHT CERTIFICATE" shall have the meaning set forth in Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

                  (k) "CLASS B COMMON STOCK" shall mean the Class B Common Stock, par value $0.01 per share, of the Company.

                  (l) "CLASS B RIGHT" shall have the meaning set forth in the Recital at the beginning of the Agreement.

                  (m) "CLASS B RIGHT CERTIFICATE" shall have the meaning set forth in Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

                  (n) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York, New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York, New York time, on the next succeeding Business Day.

                  (o) "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Company, except that "Common Stock" when used with reference to any Person

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other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (p) "COMPANY COMMON STOCK" shall mean collectively or severally, as the context shall require, the Common Stock and/or the Class B Common Stock.

                  (q) "COMPANY COMMON STOCK EQUIVALENTS" shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (r) "COMPANY" shall mean the Person named as the "Company" in the first paragraph of this Agreement until a successor corporation shall have become such, or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation or Principal Party.

                  (s) "CURRENT MARKET PRICE" shall have the meaning set forth in
Section 11(d) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price).

                  (t) "CURRENT VALUE" shall have the meaning set forth in
Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (u) "DISTRIBUTION DATE" shall have the meaning set forth in
Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

                  (v) "EQUIVALENT PREFERRED STOCK" shall have the meaning set forth in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Capital Stock).

                  (w) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

                  (x) "EXCHANGE NUMBER" shall mean one-half the number of shares of Common Stock (or one one-thousandths of a share of Series A Preferred Stock) per Class A Right, shares of Class B Common Stock (or one one-thousandths of a share of Series B Preferred Stock) per Class B Right, or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

                  (y) "EXPIRATION DATE" shall have the meaning set forth in
Section 7(a) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Exercise).

                  (z) "FINAL EXPIRATION DATE" shall mean the Close of Business on January 7, 2014.

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

                  (aa) "FLIP-IN EVENT" shall mean any event described in Section 11(a)(ii) (A) or (B) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (bb) "FLIP-IN TRIGGER DATE" shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (cc) "FLIP-OVER EVENT" shall mean any event described in clauses (x), (y) or (z) of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event).

                  (dd) "ORIGINAL RIGHTS" shall have the meaning set forth in
Section 1(f)(i) (Certain Definitions).

                  (ee) "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity and shall include any successor (by merger or otherwise) thereof or thereto.

                  (ff) "PREFERRED STOCK" shall mean collectively or severally, as the context shall require, (i) shares of Series A Preferred Stock, par value $.01 per share, of the Company (the "SERIES A PREFERRED STOCK") and/or (ii) the Series B Preferred Stock, par value $.01 per share, of the Company (the "SERIES B PREFERRED STOCK"), and, to the extent that there is not a sufficient number of shares of Series A Preferred Stock or Series B Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $.01 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be.

                  (gg) "PRINCIPAL PARTY" shall have the meaning set forth in
Section 13(b) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Principal Party).

                  (hh) "PURCHASE PRICE" shall have the meaning set forth in
Section 4(a) (Form of Rights Certificates -- Form; Date).

                  (ii) "RECORD DATE" shall have the meaning set forth in the Recital at the beginning of the Agreement.

                  (jj) "REDEMPTION DATE" shall have the meaning set forth in
Section 23(a) (Redemption and Termination -- Redemption).

                  (kk) "REDEMPTION PRICE" shall have the meaning set forth in
Section 23(a) (Redemption and Termination -- Redemption).

                  (ll) "RIGHTS" shall mean collectively or severally, as the context shall require, the Class A Rights and/or the Class B Rights.

                  (mm) "RIGHTS AGENT" shall mean the Person named as the "Rights Agent" in the first paragraph of this Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of this Agreement, "Rights Agent" shall mean and include each such Person.

                  (nn) "RIGHTS CERTIFICATES" shall have the meaning set forth in
Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates).

                  (oo) "RIGHTS DIVIDEND DECLARATION DATE" shall have the meaning set forth in the Recital at the beginning of the Agreement.

                  (pp) "SPIN-OFF TRANSACTION" shall mean the transaction involving, among other things, (i) the merger between a subsidiary of Centex Corporation and the Company and (ii) the pro rata distribution by Centex Corporation of all of its approximately 65% equity ownership in the Company to holders of common stock of Centex Corporation.

                  (qq) "SPREAD" shall have the meaning set forth in Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (rr) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed or amended pursuant to Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (ss) "SUBSIDIARY" shall mean, with reference to any Person, any corporation or other entity of which a majority of the voting power of equity securities or majority of the equity interest is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (tt) "SUBSTITUTION PERIOD" shall have the meaning set forth in
Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments).

                  (uu) "TRADING DAY" shall have the meaning set forth in Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price).

                  (vv) "TRIGGERING EVENT" shall mean any Flip-in Event or any Flip-over Event.

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable. Notwithstanding the foregoing, the Rights Agents shall have no duty to supervise, and in no event, shall be liable for, the acts or omissions of any such co-Rights Agent.

         Section 3. Issuance of Rights Certificates.

                  (a) Distribution Date; Rights Certificates. Until the earlier of (i) the Close of Business on the tenth Business Day after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or
(ii) the Close of Business on the tenth Business Day (or such later date as the Board shall determine prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof such Person would be the Beneficial Owner of shares of Company Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class (the earlier of (i) and (ii) being herein referred to as the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Company Common Stock registered in the names of the holders of the Company Common Stock (which certificates for Company Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Company Common Stock (including a transfer to the Company, except pursuant to the provision of Section 23 (Redemption and Termination)). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage prepaid mail, (A) to each record holder of the Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more Class A Rights Certificates, in substantially the form of Exhibit 3 hereto (the "CLASS A RIGHTS CERTIFICATES"), evidencing one Class A Right for each share of Common Stock so held, subject to adjustment as provided herein, and (B) to each record holder of the Class B Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more Class B Rights Certificates, in substantially the form of Exhibit 4 hereto (the "CLASS B RIGHTS CERTIFICATES," and collectively with the Class A Rights Certificates or severally, as the context shall require, the "RIGHTS CERTIFICATES"), evidencing one Class B Right for each share of Class B Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Company Common Stock has been made pursuant to Section 11(p) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Company Common Stock Adjustments) at the time of distribution of the Rights Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) (Fractional

Rights and Fractional Shares -- Fractional Rights)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates. The Company will promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

                  (b) Company Common Stock Certificates; Summary of Rights. With respect to certificates for the Company Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights associated with the Company Common Stock (a Class A Right in the case of Common Stock and a Class B Right in the case of Class B Common Stock) represented by such certificates will be evidenced by such certificates alone and the registered holders of such Company Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Company Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Company Common Stock. On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Preferred Stock, in substantially the form of Exhibit 5 hereto (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of shares of Company Common Stock as of the close of business of the Record Date, at the address of such holder shown on the records of the Company or transfer agent or registrar for the Common Stock.

                  (c) Legend. Rights shall be issued in respect of all certificates for shares of Company Common Stock which are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earliest of the (i) Distribution Date, (ii) the Expiration Date, or
(iii) the Redemption Date, or, in certain circumstances provided in Section 22 (Issuance of New Rights Certificates) after the Distribution Date. Certificates representing such shares of Company Common Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement dated as of February 2, 2004, by and between Eagle Materials Inc., formerly known as Centex Construction Products, Inc. (the "COMPANY") and Mellon Investor Services LLC, as Rights Agent (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

With respect to such certificates containing the foregoing legend, until the earliest of (i) the Distribution Date, (ii) the Expiration Date, and (iii) the Redemption Date, (x) the Rights associated with the Company Common Stock represented by such certificates shall be evidenced by such certificates alone,
(y) the registered holders of such Company Common Stock shall also be the registered holders of the associated Rights, and (z) the transfer of any of such certificates shall also constitute the transfer of the Rights associated with such shares of Company Common Stock. In the event that the Company purchases, or acquires any shares of Company Common Stock after the Record Date but prior to the Distribution Date, any rights associated with such shares of Company Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with shares of Company Common Stock which are no longer outstanding. Notwithstanding this Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of the Rights.

         Section 4. Form of Rights Certificates.

                  (a) Form; Date. The Class A Rights Certificates and the Class B Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit 3 and Exhibit 4 hereto, respectively, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or any securities association on whose interdealer quotation system the Rights may be from time to time authorized for quotation, or to conform to usage. Subject to the provisions of
Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 22 (Issuance of New Rights Certificates), the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of the applicable series of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandth of a share is referred to herein as the "PURCHASE PRICE"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                  (b) Acquiring Person Legend. Any Rights Certificate issued pursuant to Section 3(a) (Issuance of Rights Certificates -- Distribution Date; Rights Certificates) or Section 22 (Issuance of New Rights Certificates) that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring

Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights) and any Rights Certificate issued pursuant to Section 6 (Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates), Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) or Section 22 (Issuance of New Rights Certificates) upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

         The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement dated as of February 2, 2004 by and between Eagle Materials Inc., formerly known as Centex Construction Products, Inc. and Mellon Investor Services LLC, as Rights Agent). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights) of such Agreement.

         Section 5. Countersignature and Registration.

                  (a) Signatures. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested to by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned by the Rights Agent, either manually or by facsimile signature, and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Registration and Transfer. Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates.

                  (a) Procedure. Subject to the provisions of Section 4(b) (Form of Rights Certificates -- Acquiring Person Legend), Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights) and Section 14 (Fractional Rights and Fractional Shares), at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of the applicable series of Preferred Stock (or, following a Triggering Event, Common Stock, Class B Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Section 4(b), Section 7(e) and
Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates. The Rights Agent shall have no duty or obligation under this Section 6 or under any provision of this Agreement which requires the payment by a Rights holder of applicable taxes or governmental charges unless and until it is satisfied that all such taxes and/or charges have been paid in full.

                  (b) Issuance of New Rights Certificates. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

                  (a) Exercise. Subject to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c) (Reservation and Availability of Capital Stock -- Registration under the Act),
Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments), Section 23(a) (Redemption and Termination -- Redemption), and Section 24(b) (Exchange -- Effect of Exchange; Procedure)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of the applicable series of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any applicable transfer tax or charge, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, or (iii) the expiration of the Rights pursuant to Section 13(d) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Exceptions) (the earliest of (i), (ii) and (iii) being herein referred to as the "EXPIRATION DATE"). The payment of the Purchase Price and the applicable transfer tax, if any (as such amount may be reduced pursuant to Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments)), may be made (x) in cash,
(y) by certified check, cashier's check or money order payable to the order of the Company, or (z) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Company Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price)) per share of Company Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Company Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

                  (b) Purchase Price. The Purchase Price shall initially be (i) with respect to each Class A Right, $140.00 for each one one-thousandth of a share of Series A Preferred Stock and (ii) with respect to each Class B Right, $140.00 for each one one-thousandth of a share of Series B Preferred Stock, in each case purchasable upon the exercise of a Right, and shall be subject to adjustment from time to time as provided in Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) and shall be payable in accordance with paragraph (a) of this
Section 7.

                  (c) Rights Agent Actions. Upon receipt of a Rights Certificate representing exercisable Rights and the compliance by the holder of such Rights Certificate with paragraph

(a) of this Section 7, the Rights Agent shall, subject to Section 20(k) (Duties of Rights Agent -- Exercise of Rights; Consultation with Company), thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of the applicable series of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or
(B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of the applicable series of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 (Fractional Rights and Fractional Shares), (iii) after receipt thereof, deliver such certificates or depositary receipts to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

                  (d) Partial Exercise. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14 (Fractional Rights and Fractional Shares).

                  (e) Termination of Acquiring Person's Rights. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by (i) an Acquiring Person, or an Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after such Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and
Section 4(b) (Form of Rights Certificates -- Acquiring Person Legend) are complied with, but neither the Company nor the Rights Agent shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any of its respective Affiliates, Associates or transferees hereunder. The Company shall notify the Rights Agent when this Section 7(e) applies and shall give the Rights Agent written notice of the identity of such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing. The Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

                  (f) Surrender of Rights Certificates; Identity of Beneficial Owner. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9(e)) to the Company in the manner set forth in Section 7(a), and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         Section 9. Reservation and Availability of Capital Stock.

                  (a) Reservation of Capital Stock. The Company will use its best efforts to reserve and keep available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Company Common Stock and/or other securities or out of its authorized and issued shares of Company Common Stock held in its treasury), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Company Common Stock and/or other securities) that, as provided in this Agreement, including the rights of the Company under Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) to otherwise fulfill its obligations, will be sufficient to permit the exercise in full of all outstanding Rights.

                  (b) Listing. So long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Company Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or authorized for quotation on any interdealer quotation system of any securities association, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or quoted on such system upon official notice of issuance upon such exercise.

                  (c) Registration under the Act. The Company will use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement on an appropriate form under the Act with respect to the securities purchasable upon exercise of the Rights, (ii) cause such registration statement to become effective as soon as practicable after such filing, and
(iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and
(B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety
(90) calendar days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement (with prompt written notice to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notification to the Rights Agent) at such time as the suspension is no longer in effect. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

                  (d) Covenant Regarding Capital Stock. The Company will take all such action as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Company Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                  (e) Transfer Taxes and Charges. The Company will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandths of a share of Preferred Stock (or Company Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandths of a share of

Preferred Stock (or Company Common Stock and/or other securities, as the case may be) in respect of a name other than, that of the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Company Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's and the Rights Agent's satisfaction that no such tax is due.

         Section 10. Preferred Stock Record Date. Each Person in whose name any certificate for a number of one one-thousandths of a share of Preferred Stock (or Company Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Company Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated as of, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Company Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Company Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                  (a) Certain Adjustments.

                           (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on either series of Preferred Stock payable in shares of Preferred Stock, (B) subdivide or split either series of the outstanding Preferred Stock, (C) combine the shares of either series of the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of either series of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the aggregate adjusted Purchase Price then in effect necessary to exercise a Right in full, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock (or other capital stock, as the case may be) transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination or reclassification. So long as any Rights are outstanding, the Company shall not effect any of the actions set forth in Clauses (A), (B), (C) or (D) of this paragraph with respect to either series of Preferred Stock unless the Company shall also contemporaneously effect a like transaction with respect to the other such series of Preferred Stock; provided, however, that in the event that such a transaction is effected with respect to one such series but no shares of the other series of Preferred Stock are outstanding, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable upon such date, shall be proportionately adjusted with respect to the holders of Rights exercisable for shares of the series of Preferred Stock that are not outstanding as if such a dividend, subdivision, combination or reclassification had been effected with respect to the shares of such series of Preferred Stock. If an event occurs which would require an adjustment under both this
         Section 11(a)(i) and Section 11(a)(ii) the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) In the event:

                                    (A) (1) any Acquiring Person or any
                  Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and each class of the Company Common Stock shall remain outstanding and unchanged, or (2) subject to Section 23 (Redemption and Termination), any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a Flip-over Event, or is an acquisition of shares of Company Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Company Common Stock at a price and on terms determined by the Board, prior to the public announcement of such tender offer or exchange offer, after receiving advice from one or more investment banking firms selected by the Board, to be (a) at a price which is fair to the stockholders of the Company (taking into account all factors which the Board deems relevant including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (b) otherwise in the best interests of the Company and its stockholders, other than such Acquiring Person, its Affiliates and its Associates; or

                                    (B) during such time as there is an
                  Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1%, the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person,

         then, promptly following the occurrence of any such Flip-in Event (whether described in Section 11(a)(ii)(A) or (B)), proper provision shall be made so that (1) each holder of a Class A Right (except as provided below and in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-thousandths of a share of Series A Preferred Stock, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current applicable Purchase Price by the then number of one one-thousandths of a share of Series A Preferred Stock for which a Class A Right was exercisable immediately prior to the first occurrence of a Flip-in Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Class A Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Common Stock on the date of such first occurrence and (2) each holder of a Class B Right (except as provided below and in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of one one-thousandths of a share of Series B Preferred Stock, such number of shares of Class B Common Stock as shall equal the result obtained by (x) multiplying the then current applicable Purchase Price by the then number of one one-thousandths of a share of Series B Preferred Stock for which a Class B Right was exercisable immediately prior to the first occurrence of a Flip-in Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Class B Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of Class B Common Stock on the date of such first occurrence (such number of shares calculated pursuant to clause (1) and/or clause (2) being referred to as the "ADJUSTMENT SHARES").

                           (iii) In the event that the number of shares of the applicable class of Company Common Stock that are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "CURRENT VALUE") over
         (2) the Purchase Price (such excess, the "SPREAD"), and (B) with respect to each Right, subject to Section 7(e)(Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Company Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have substantially the same dividend, voting and liquidation rights as shares of the applicable class of Company Common Stock and are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock (in the case of a Class A Right) or Class B Common Stock (in the case of a Class B Right) (such shares of preferred stock being referred to as "COMPANY COMMON STOCK EQUIVALENTS")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the first occurrence of a Flip-in Event (the date of such Flip-in Event being referred to herein as the "FLIP-IN TRIGGER DATE"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the applicable Purchase Price, shares of Common Stock (in the case of a Class A Right) or Class B Common Stock (in the case of a Class B Right) (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional shares of the applicable class of Company Common Stock or other equity securities could be authorized for issuance upon exercise in full of the Rights, the thirty (30) calendar day period set forth above may be extended to the extent necessary, but not more than ninety
         (90) calendar days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, the "SUBSTITUTION PERIOD"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Class A Rights and/or Class B Rights, as applicable, and (y) may suspend the exercisability of the Class A Rights and/or the Class B Rights, as applicable, until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notification to the Rights Agent) stating that the exercisability of the Class A Rights and/or Class B Rights, as applicable, has been temporarily suspended, as well as a public announcement (with prompt written notification to the Rights Agent) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the shares of Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) shall be the Current Market Price per share of the Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) on the Flip-in Trigger Date and the value of any Company Common Stock Equivalent shall be deemed to have the same value as the Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) on such date.

                           (iv) If the rules of the national securities exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which a class of the Company Common Stock is principally traded or quoted would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the applicable class of Company Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of the applicable class of Company Common Stock in accordance with subparagraph (ii) of this
         Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of the applicable class of Company Common Stock, the Company shall: (A) determine the Spread, and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the applicable Purchase Price, (3) equity securities of the Company, including, without limitation, Company Common Stock Equivalents, other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Company Common Stock, (4) debt securities of the Company, (5) other assets, or
         (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the Flip-in Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the applicable Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iv), the Company
         (x) shall provide, subject to Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) calendar days after the Flip-in Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement (with prompt written notification to the Rights Agent) stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement (with prompt written notification) at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the shares of Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) shall be the Current Market Price per share of the Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) on the Flip-in Trigger Date and the value of any Company Common Stock Equivalent shall be deemed to have the same value as the Common Stock (in the case of a Class A Right) and the Class B Common Stock (in the case of a Class B Right) on such date.

                  (b) Purchase Price Adjustment -- Capital Stock. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of either series of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) shares of the applicable series of Preferred Stock (or shares having the same rights, privileges and preferences as the shares of the applicable series of Preferred Stock ("EQUIVALENT PREFERRED STOCK")) or securities convertible into the applicable series of Preferred Stock or Equivalent Preferred Stock at a price per share of the applicable series of Preferred Stock or per share of Equivalent Preferred Stock (or having a conversion price per share, if a security convertible into shares of the applicable series of Preferred Stock or Equivalent Preferred Stock) less than the Current Market Price per share of the applicable series of Preferred Stock on such record date, the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of such series of Preferred Stock outstanding on such record date, plus the number of shares of such series of Preferred Stock which the aggregate offering price of the total number of shares of such series of Preferred Stock and/or Equivalent Preferred Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of such series of Preferred Stock outstanding on such record date, plus the number of additional shares of such series of Preferred Stock and/or Equivalent Preferred Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the applicable Purchase Price shall be adjusted to be the applicable Purchase Price which would then be in effect if such record date had not been fixed. So long as any Rights are outstanding, the Company shall not effect any of the actions set forth in this paragraph with respect to either series of Preferred Stock unless the Company shall also contemporaneously effect a like transaction with respect to the other series of Preferred Stock; provided, however, that in the event that such a transaction is effected with respect to one such series but no shares of the other series of Preferred Stock are outstanding, the Purchase Price in effect at the time of the record date for such issuance of rights, options or warrants shall be proportionately adjusted with respect to the holders of Rights exercisable for shares of the series of Preferred Stock that are not outstanding as if such issuance of rights, options or warrants had been effected with respect to the shares of such series of Preferred Stock.

                  (c) Purchase Price Adjustment -- Cash, Assets, etc. In case the Company shall fix a record date for a distribution to all holders of either series of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights Purchase Price Adjustment -- Capital Stock)), the applicable Purchase Price to be in effect after such record date shall be determined by multiplying the applicable Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of the applicable series of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of such series of Preferred Stock and the denominator of which shall be such Current Market Price per share of such series of Preferred Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the applicable Purchase Price shall be adjusted to be the applicable Purchase Price which would have been in effect if such record date had not been fixed. So long as any Rights are outstanding, the Company shall not effect any of the actions set forth in this paragraph with respect to either series of Preferred Stock unless the Company shall also contemporaneously effect a like transaction with respect to the other series of Preferred Stock; provided, however, that in the event that such a transaction is effected with respect to one such series but no shares of the other series of Preferred Stock are outstanding, the Purchase Price in effect at the time of the record date for such distribution shall be proportionately adjusted with respect to the holders of Rights exercisable for shares of the series of Preferred Stock that are not outstanding as if such distribution had been effected with respect to the shares of such series of Preferred Stock.

                  (d) Current Market Price.

                           (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments), the Current Market Price per share of a class of Company Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such class of Company Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) the Current Market Price per share of a class of Company Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such class of Company Common Stock for the ten (10) consecutive Trading Days immediately following such date;

         provided, however, that in the event that the Current Market Price per share of a class of the Company Common Stock is determined during a period following the announcement by the issuer of such class of Company Common Stock of (A) a dividend or distribution on such class of Company Common Stock payable in shares of such class of Company Common Stock or securities convertible into shares of such class of Company Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such class of Company Common Stock and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty
         (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the shares of the class of Company Common Stock are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of the class of Company Common Stock are listed or admitted to trading or, if the shares of the class of Company Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the shares of the class of Company Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the class of Company Common Stock selected by the Board. If on any such date no market maker is making a market in the class of Company Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "TRADING DAY" shall mean a day on which the principal national securities exchange on which the shares of the class of Company Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of the class of Company Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the class of Company Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                           (ii) For the purpose of any computation hereunder, the Current Market Price per share of each series of Preferred Stock shall be determined in the same manner as set forth above for the Company Common Stock in clause (i) of this Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of the applicable series of Preferred Stock cannot be determined in the manner provided above or if the series of Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of such series of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock (in the case of the Series A Preferred Stock) and Class B Common Stock (in the case of Series B Preferred Stock) occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock (in the case of the Series A Preferred Stock) and Class B Common Stock (in the case of Series B Preferred Stock). If neither class of the Company Common Stock nor the corresponding series of Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the applicable series of Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the Current Market Price of one one-thousandth of a share of the applicable series of Preferred Stock shall be equal to the Current Market Price of one share of such series of Preferred Stock divided by 1,000.

                  (e) Purchase Price Adjustment Threshold. Anything herein to the contrary notwithstanding, no adjustment in the applicable Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the applicable Purchase Price; provided however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall be made to the nearest cent or to the nearest hundredth of a share of the applicable class of Company Common Stock or other share or one-hundred-thousandth of a share of the applicable series of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                  (f) Equivalent Adjustments. If as a result of an adjustment made pursuant to Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) or Section 13(a) (Consolidation Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than the applicable series of Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the applicable Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the applicable series of Preferred Stock contained in Sections 11(a), (b), (c), (e), (g), (h),
(i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the applicable series of Preferred Stock shall apply on like terms to any such other shares.

                  (g) Post-Adjustment Rights Issuances. All Rights originally issued by the Company subsequent to any adjustment made to the applicable Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of the applicable series of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Preferred Stock Anti-Dilution. Unless the Company shall have exercised its election as provided in Section 11(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Adjustment of Number of Rights), upon each adjustment of the applicable Purchase Price as a result of the calculations made in Section 11(b) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Capital Stock) and Section 11(c) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Purchase Price Adjustment -- Cash, Assets, etc.), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted applicable Purchase Price, that number of one one-thousandths of a share of the applicable series of Preferred Stock (calculated to the nearest one-hundred-thousandth) obtained by
(i) multiplying (x) the number of one one-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the applicable Purchase Price in effect immediately prior to such adjustment of such Purchase Price, and (ii) dividing the product so obtained by the applicable Purchase Price in effect immediately after such adjustment of such Purchase Price.

                  (i) Adjustment of Number of Rights. The Company may elect on or after the date of any adjustment of the applicable Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of the applicable series of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of the applicable series of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-thousandth) obtained by dividing the applicable Purchase Price in effect immediately prior to adjustment of the Purchase Price by the applicable Purchase Price in effect immediately after adjustment of such Purchase Price. The Company shall make a public announcement (with prompt written notification to the Rights Agent) of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the applicable Purchase Price is adjusted or any day thereafter, but, if the applicable Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If the applicable Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of the applicable Rights Certificates on such record date the applicable Rights Certificates evidencing, subject to Section 14 (Fractional Rights and Fractional Shares) the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the applicable Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of the applicable Rights Certificates on the record date specified in the public announcement.

                  (j) Rights Certificates. Irrespective of any adjustment or change in the applicable Purchase Price or the number of one one-thousandths of a share of the applicable series of Preferred Stock issuable upon the exercise of the Rights, the applicable Rights Certificates theretofore and thereafter issued may continue to express the applicable Purchase Price per one one-thousandth of a share of the applicable series of Preferred Stock and the number of one one-thousandths of a share of such series of Preferred Stock which were expressed in the initial Rights Certificates issued hereunder.

                  (k) Adjustment Below Par Value. Before taking any action that would cause an adjustment reducing the applicable Purchase Price below the then par or stated value, if any, of the number of one one-thousandths of a share of the applicable series of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which is or may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of the applicable series of Preferred Stock at such adjusted Purchase Price.

                  (l) Adjustment Effective as of Future Date; Exercise. In any case in which this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall require that an adjustment in the applicable Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of the applicable series of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of the applicable series of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the applicable Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                  (m) Tax Adjustments. Anything in this Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) to the contrary notwithstanding, the Company shall be entitled to make such reductions in the applicable Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of either series of Preferred Stock, (ii) issuance wholly for cash of any shares of either series of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of either series of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of either series of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of either series of its Preferred Stock shall not be taxable to such stockholders.

                  (n) Restriction on Certain Transactions. The Company shall not, at any time after the earlier of the Stock Acquisition Date or the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Restriction Against Diminishing Benefits of the Rights)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (iii) enter into a statutory share exchange or similar transaction with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, statutory share exchange or similar transaction, or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger, statutory share exchange or similar transaction, or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                  (o) Restriction Against Diminishing Benefits of the Rights. The Company covenants and agrees that, after the earlier of the Stock Acquisition Date or the Distribution Date, it will not, except as permitted by
Section 23 (Redemption and Termination) or Section 27 (Supplements and Amendments) take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (p) Company Common Stock Adjustments. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declare a dividend on the outstanding shares of either class of Company Common Stock payable in shares of such class of Company Common Stock, (ii) subdivide or split the outstanding shares of either class of Company Common Stock, or (iii) combine the outstanding shares of either class of Company Common Stock into a smaller number of shares, the number of Rights associated with each share of the applicable class of Company Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of the applicable class of Company Common Stock following any such event shall equal the result obtained by (A) in the case of the Class A Rights, multiplying the number of Class A Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event and (B) in the case of the Class B Rights, multiplying the number of Class B Rights associated with each share of Class B Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Class B Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Class B Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11(p) shall be made successively to either class of Company Common Stock (but without duplication with respect to such class of Company Common Stock) whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected on such class of Company Common Stock.

         Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made or any event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) and Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) the Company shall (a) promptly prepare a certificate setting forth such adjustment or describing such event and a brief reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the applicable series of Preferred Stock and the applicable class of Company Common Stock, a copy of such certificate, and (c) mail or cause the Rights Agent to mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Company Common Stock) in accordance with Section 26 (Notices). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

                  (a) Flip-over Event. In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, or enter into a statutory stock exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)(Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Restriction Against Diminishing Benefits of the Rights)), and the Company shall not be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with, or merge with or into, or enter into a statutory stock exchange or similar transaction with, the Company, and the Company shall be the continuing or surviving corporation of such consolidation, merger or statutory share exchange or similar transaction and, in connection with such consolidation, merger or statutory share exchange or similar transaction, all or part of the outstanding shares of either class of Company Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as may be contemplated by Section 13(d) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Exceptions)), (i) proper provision shall be made so that: each holder of a Right, except as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights) shall thereafter have the right to receive, upon the exercise thereof at the then current applicable Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (A) multiplying the then current applicable Purchase Price by the number of one one-thousandths of a share of the applicable series of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the applicable Purchase Price in effect immediately prior to such first occurrence), and (B) dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Flip-over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) shall apply only to such Principal Party following the first occurrence of a Flip-over Event;
(iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) hereof shall be of no effect following the first occurrence of any Flip-over Event. Notwithstanding anything in this Agreement to the contrary, if a Flip-over Event shall occur prior to the Distribution Date, then (i) the Rights shall survive such Flip-over Event and shall not as a result thereof be cancelled, terminated or otherwise cease to exist and (ii) the Distribution Date shall be deemed to have occurred on the day immediately prior to the date of such Flip-over Event.

                  (b) Principal Party. "PRINCIPAL PARTY" shall mean

                           (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event), the Person that is the issuer of any securities into which the shares of either one or both of the classes of Company Common Stock are converted in such consolidation, merger or statutory share exchange or similar transaction, or, if there is more than one such issuer, the issuer of the shares of Common Stock of which have the greatest aggregate market value of shares outstanding and if no securities are so issued, (x) the Person that is the other party to such consolidation, merger or statutory share exchange or similar transaction if the Person survives the merger, or, if there is more than one such Person, the Person the shares of Common Stock of which have the greatest aggregate market value of shares outstanding, or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger or (z) the Person resulting from the consolidation, and

                           (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives that same portion of the assets, cash flow or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of Common Stock having the greatest aggregate market value of shares outstanding;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the total outstanding Common Stock having the greatest aggregate market value.

                  (c) Supplemental Agreement. The Company shall not consummate a Flip-over Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of such Flip-over Event, the Principal Party will

                           (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date and take all such other action as may be necessary to enable the Principal Party to issue the securities purchasable upon exercise of the Rights, including but not limited to the registration or qualification of such securities under all requisite securities laws or jurisdictions of the various states and the listing of such securities on such exchange and trading markets as may be necessary or appropriate;

                           (ii) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on the New York Stock Exchange or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on the New York Stock Exchange or such securities exchange, or, if the Common Stock of the Principal Party shall not be listed or admitted to trading on the New York Stock Exchange or a national securities exchange, to cause the Rights and the securities receivable upon exercise of the Rights to be reported by such other system then in use;

                           (iii) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

                           (iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

The provisions of this Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) shall similarly apply to successive consolidations, mergers or statutory share exchanges or similar transactions or sales or other transfers. In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-in Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event).

                  (d) Exceptions. Notwithstanding anything in this Agreement to the contrary, Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) (Consolidation, Merger or Sale or Transfer of Assets or Earning Power -- Flip-over Event) if (i) such transaction is consummated with a Person or Persons who acquired shares of either class of Company Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Company Common Stock which complies with the provisions of
Section 11(a)(ii)(A) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) (or a wholly-owned subsidiary of any such Person or Persons), (ii) the price per share of Company Common Stock offered in such transaction is not less than the price per share of Company Common Stock paid to all holders of shares of Company Common Stock whose shares were purchased pursuant to such tender or exchange offer and (iii) the form of consideration being offered in such transaction is the same as the form of consideration paid to all holders of shares of Company Common Stock whose shares were purchased pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         Section 14. Fractional Rights and Fractional Shares.

                  (a) Fractional Rights. The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in
Section 11(p) (Adjustment of

Purchase Price; Number and Kind of Shares or Number of Rights -- Company Common Stock Adjustments), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or, if the Rights are not listed or admitted to trading on the American Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                  (b) Fractional Shares of Preferred Stock. The Company shall not be required to issue fractions of shares of either series of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of such series of Preferred Stock which may at the option of the Company, be evidenced by depositary receipts) upon exercise of the Rights or to distribute certificates which evidence fractional shares of either series of Preferred Stock (other than fractions which are integral multiples of one one-thousandth of a share of such series of Preferred Stock). Interests in fractions of either series of Preferred Stock in integral multiples of one one-thousandth of a share of such series of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, however, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the series of Preferred Stock represented by such depositary receipts. In lieu of fractional shares of either series of Preferred Stock that are not integral multiples of one one-thousandth of a share of such series of Preferred Stock, the Company may pay to the registered holders of the applicable Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of the applicable series of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of the applicable series of Preferred Stock shall be one one-thousandth of the closing price of a share of the applicable series of Preferred Stock (as determined pursuant to Section 11(d)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price) for the Trading Day immediately prior to the date of such exercise.

                  (c) Fractional Shares of Company Common Stock Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of either class of Company Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Company Common Stock. In lieu of fractional shares of Company Common Stock, the Company may pay to the registered holders of the applicable Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one (1) share of the applicable class of Company Common Stock. For purposes of this Section 14(c), the current market value of one share of the applicable class of Company Common Stock shall be the closing price of one share of such class of Company Common Stock (as determined pursuant to Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price) for the Trading Day immediately prior to the date of such exercise.

                  (d) Waiver of Fractional Rights and Shares. The holder of a Right by the acceptance of the Right expressly waives his or her right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14 (Fractional Rights and Fractional Shares).

                  (e) Payment and Rights Agent. Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

         Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Company Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Company Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Company Common Stock), may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his or her right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, that the Company must use all reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the applicable class of Company Common Stock;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Section 6(a) (Transfer, Split Up, Combination and Exchange of Rights Certificates; Mutilated, Destroyed, Lost or Stolen Rights Certificates -- Procedure) and Section 7(f) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Surrender of Rights Certificates; Identity of Beneficial Owner), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Company Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Company Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights), shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of either series of Preferred

Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 (Notice of Certain Events)), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

                  (a) Compensation. The Company shall pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense (including, without limitation, the reasonable fees and expenses of legal counsel), incurred without gross negligence or bad faith on the part of the Rights Agent (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction), for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this Section 18 and Section 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

                  (b) Reliance. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder in reliance upon any Rights Certificate or certificate for Company Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in
Section 20 (Duties of Rights Agent). The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith unless and until it has received such notice in writing.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

                  (a) Successor. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the shareholder business of the Rights Agent or any successor

Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 (Change of Rights Agent). In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) Prior Countersignatures. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         Section 20. Rights and Duties of Rights Agent. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties or obligations) upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) Legal Counsel. The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it and in accordance with such advice or opinion.

                  (b) Certification by the Company. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of Current Market Price) be proved or established by the Company prior to taking or suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) Liability for Negligence, etc. The Rights Agent shall be liable hereunder only for its own gross negligence or bad faith (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

                  (d) Statements of Fact or Recitals. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) Agreement; Adjustments. The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights) or Section 13 (Consolidation, Merger or Sale or Transfer of Assets or Earning Power) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate described in Section 12 hereof, upon which the Rights Agent may rely); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of either class of Company Common Stock or either series of Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of either class of Company Common Stock or either series of Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) Further Assurances. The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) Instructions. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company and to apply to such persons for advice or instructions in connection with its duties, and such instruction shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, suffered or omitted by it in accordance with the instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking or suffering any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

                  (h) Dealing in Rights. The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though the Rights Agent were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

                  (i) Agents; Reasonable Care. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence or bad faith in selection and continued employment thereof (which gross negligence or bad faith must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction).

                  (j) Expenses; Repayment Assurances. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) Exercise of Rights; Consultation with Company. If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) calendar days' notice in writing mailed to the Company, and to each transfer agent of each class of

Company Common Stock and each series of Preferred Stock known to the Rights Agent, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of each class of Company Common Stock and each series of Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or of any State of the United States, which is authorized under such laws to exercise stock transfer powers, is subject to supervision or examination by federal or state authority and has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of each class of Company Common Stock and each series of Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21 (Change of Rights Agent), or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the applicable Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of each class of Company Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of each class of Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, in either case outstanding as of the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material, adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

         Section 23. Redemption and Termination.

                  (a) Redemption. The Company may, at its option, at any time prior to the earlier of (i) the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem (the date of such redemption being referred to herein as the "REDEMPTION DATE") all but not less than all of the then outstanding Rights at a redemption price of $0.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"). The redemption of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Company Common Stock (based on the Current Market Price of the Company Common Stock at the time of redemption) or any other form of consideration deemed appropriate by Board.

                  (b) Effect of Redemption; Procedure. Immediately upon the action of the Company ordering the redemption of the Rights and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the Redemption Date, the Company shall (i) give written notice of such redemption to the Rights Agent, (ii) give public notice of such redemption; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such redemption, and (iii) mail notice of such redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Company Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest $0.01.

         Section 24. Exchange.

                  (a) Right to Exchange. The Company may, at its option, at any time and from time to time after the first occurrence of a Flip-in Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights which have become void as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights)) for the Exchange Number of shares of the applicable class of Company Common Stock, shares or units of the applicable series of Preferred Stock which the Board has determined to be a Company Common Stock Equivalent, units of other property or any combination thereof as determined by the Board. Notwithstanding the foregoing, the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding shares of Company Common Stock for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of shares of Company Common Stock representing, in the aggregate, 50% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Company Common Stock then outstanding. The exchange of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

                  (b) Effect of Exchange; Procedure. Immediately upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of the applicable class of Company Common Stock, Company Common Stock Equivalents or units of other property equal to the number of such Rights held by such holder multiplied by the Exchange Number. Promptly after the action of the Company ordering the exchange of the Rights, the Company shall (i) file written notice of such action with the Rights Agent, (ii) give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange, and (iii) mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange of (a) Class A Rights shall be effected pro rata based on the number of Class A Rights (other than Class A Rights which have become void as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights)) held by each holder of Class A Rights and (b) Class B Rights shall be effected pro rata based on the number of Class B Rights (other than Class B Rights which have become void as provided in Section 7(e) (Exercise of Rights; Purchase Price; Expiration Date of Rights -- Termination of Acquiring Person's Rights)) held by each holder of Class B Rights.

                  (c) Company Common Stock Equivalents. In any exchange pursuant to this Section 24, the Company, at its option, may substitute Company Common Stock Equivalents for the applicable class of Company Common Stock exchangeable for Rights, at the initial rate of one share of Company Common Stock Equivalent for each share of the applicable class of Company Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the applicable class of Company Common Stock pursuant to the Company's Certificate of Incorporation, so that the share of Company Common Stock Equivalent delivered in lieu of each share of the applicable class of Company Common Stock shall have the same voting rights as one share of the applicable class of Company Common Stock.

                  (d) Insufficient Company Common Stock. In the event that the number of shares of Common Stock or Class B Common Stock, as the case may be, which are authorized by the Company's Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Class A Rights or the Class B Rights, as the case may be, is not sufficient to permit any exchange of such Class A Rights or such Class B Rights, for

Common Stock or Class B Common Stock in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock or Class B Common Stock for issuance upon such exchange.

                  (e) Fractional Shares. Upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, the Company shall not be required to issue fractions of shares or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of the applicable class of Company Common Stock. For purposes of this
Section 24, the current market value of one share of Common Stock or Class B Common Stock, as applicable, shall be the closing price of one share of Common Stock or Class B Common Stock (as determined pursuant to Section 11(d)(i) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Current Market Price)), as applicable, for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Company Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock or the Class B Common Stock, as applicable, on such date.

         Section 25. Notice of Certain Events.

                  (a) Preferred Stock Transactions, etc. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of either series of its Preferred Stock or to make any other distribution to the holders of either series of its Preferred Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of either series of its Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of either series of Preferred Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of either series of its Preferred Stock (other than a reclassification involving only the subdivision of an outstanding series of Preferred Stock); (iv) to effect any consolidation with, merger into or with, or statutory share exchange or similar transaction with, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Restriction against Diminishing Benefits of the Rights)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)); (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the shares of either class of Company Common Stock payable in either class of Company Common Stock or to effect a subdivision, combination or consolidation of the shares of either class of Company Common Stock (by reclassification or otherwise than by payment of dividends in Company Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 (Notices), a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, statutory share exchange or similar transaction, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of either series of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) calendar days prior to the record date for determining holders of the shares of the applicable series of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) calendar days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of such series of Preferred Stock, whichever shall be the earlier.

                  (b) Other Transactions. In case any of the events set forth in
Section 11(a)(ii) (Adjustment of Purchase Price; Number and Kind of Shares or Number of Rights -- Certain Adjustments) shall occur, then, in any such case,
(i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26 (Notices), a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to the applicable series of Preferred Stock shall be deemed thereafter to refer to the applicable class of Company Common Stock and/or, if appropriate, other securities.

         Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by facsimile (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Eagle Materials Inc.
                           2728 North Harwood
                           Dallas, Texas 75201
                           Attention:  Chief Operating Officer
                           Fax: (214) 981-6559

Subject to the provisions of Section 21 (Change of Rights Agent), any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by facsimile (with receipt confirmed) or by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Mellon Investor Services LLC
                           85 Challenger Road
                           Ridgefield Park, New Jersey 07660
                           Attention:  General Counsel

                           With a copy to:

                           Mellon Investor Services LLC
                           Human Resources and Investor Solutions
                           600 N. Pearl, Suite 1010
                           Dallas, Texas 75201
                           Attention:  Relationship Manager
                           Fax: (214) 922-4455

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Company Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 27. Supplements and Amendments. For so long as the Rights are redeemable, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Company Common Stock or, on and after the Distribution Date, the holders of Rights Certificates. At any time when the Rights are no longer redeemable and subject to the penultimate sentence of this
Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates; provided, however, that no such supplement or amendment may (i) adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of any such Person) or, prior to the Distribution Date, holders of certificates representing shares of Company Common Stock; (ii) cause this Agreement again to become amendable other than in accordance with this sentence; or (iii) cause the Rights again to become redeemable. Upon the delivery of a certificate from an appropriate officer of the Company and if, requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement, and no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the applicable Purchase Price, or the number of one one-thousandths of a share of the applicable series of Preferred Stock for which a right is exercisable; provided, however, that at any time prior to (i) a Stock Acquisition Date or (ii) the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of shares of Company Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Company Common Stock then outstanding, voting together as a class, the Board may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of the applicable class of Company Common Stock.

         Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 29. Determinations and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of any class of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of the class of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

         Section 30. Periodic Review. The TIDE Committee (as hereinafter defined) of the Board of Directors of the Company shall review and evaluate this Rights Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the best interests of the Company and its stockholders, at least every three (3) years, or sooner if any Person shall have made a proposal to the Company, or taken any other action, that, if effective, could cause such Person to become an Acquiring Person hereunder, if a majority of the members of the TIDE Committee shall deem such review and evaluation appropriate after giving due regard to all relevant circumstances. Following each such review, the TIDE Committee will communicate its conclusions to the full Board of Directors of the Company, including any recommendation in light thereof as to whether this Rights Agreement should be modified or the Rights should be redeemed. The "TIDE COMMITTEE" shall be appointed by the Board of Directors of the Company and shall be comprised of at least three (3) directors of the Company who are not officers, employees or Affiliates of the Company.

         Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Company Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Company Common Stock).

         Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 (Redemption and Termination) shall be reinstated and shall not expire until the Close of Business on the tenth Business Day following the date of such determination by the Board.

         Section 33. Governing Law. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State; provided, however, that all provisions regarding the rights, duties, responsibilities and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         EAGLE MATERIALS INC.

                                         By: /s/ JAMES H. GRAASS
                                            ------------------------------------
                                             Name: James H. Graass
                                                  ------------------------------
                                             Title: Executive Vice President,
                                                   -----------------------------
                                                   General Counsel and Secretary
                                                   -----------------------------

                                         MELLON INVESTOR SERVICES LLC

                                         By: /s/ DAVID CARY
                                            ------------------------------------
                                             Name: David Cary
                                                  ------------------------------
                                             Title: Vice President
                                                   -----------------------------

                                                                       Exhibit 1

                                 CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES A PREFERRED STOCK
                                       OF
                              EAGLE MATERIALS INC.,
                                FORMERLY KNOWN AS
                       CENTEX CONSTRUCTION PRODUCTS, INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         I, James H. Graass, Secretary of Eagle Materials Inc., formerly known as Centex Construction Products, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 103 of the GCL, DO HEREBY CERTIFY

         That pursuant to the authority conferred upon the Board of Directors (the "BOARD") by the Restated Certificate of Incorporation of the Corporation, as amended, the said Board on October 30, 2003, subject to stockholder approval and the consummation of a spin-off transaction, adopted the following resolutions creating a series of 20,000 shares of Preferred Stock, par value $.01 per share, designated as Series A Preferred Stock:

         RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Restated Certificate of Incorporation, the Board does hereby create, authorize and provide for the issuance upon the exercise of the Corporation's Preferred Stock Purchase Rights, of a series of Preferred Stock of the Corporation, and does hereby fix and state that the designations, amounts, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions thereof are as follows:

Series A Preferred Stock

         Section 1. Designation and Amount. The shares of such series shall be designated as Series A Preferred Stock and the number of shares constituting such series shall be 20,000.

         Section 2. Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK," and, together with the Common Stock, the "COMPANY COMMON STOCK"), and of any other stock of the Corporation ranking junior to the Series A Preferred Stock with respect to dividends, and on a pari passu basis with the Series B Preferred Stock, par value $.01 per share (the "SERIES B PREFERRED STOCK"), shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after December 19, 2003 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes which each share of Common Stock is entitled to vote. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series A Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

                  (C) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series A Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of Company Common Stock or of shares of any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock (the "SERIES A LIQUIDATION PREFERENCE") or (2) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The outstanding shares of Series A Preferred Stock may be redeemed at the option of the Board as a whole, but not in part, at any time, or from to time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number (as such term is hereinafter defined) times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Adjustment Number" is one thousand (1,000) (as appropriately adjusted as set forth in the last sentence of Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock). The "Average Market Value" is the average of the closing sale prices of the Common Stock during the thirty (30) day period immediately preceding the date before the redemption date on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the Composite Tape for American Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such thirty
(30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board in good faith.

         Section 9. Ranking. The Series A Preferred Stock shall rank (a) on a parity with the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (b) senior to all Company

Common Stock and (c) junior to all series of preferred stock other than the Series B Preferred Stock, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. At the Corporation's sole discretion, Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

                                    ********

         IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designation and do affirm the foregoing as true as of _____________ __, 2004.

                                         _______________________________________
                                         James H. Graass, Secretary

                                                                       Exhibit 2

                                 CERTIFICATE OF
                     DESIGNATION, PREFERENCES AND RIGHTS OF
                            SERIES B PREFERRED STOCK
                                       OF
                              EAGLE MATERIALS INC.,
                                FORMERLY KNOWN AS
                       CENTEX CONSTRUCTION PRODUCTS, INC.

         Pursuant to Section 151 of the General Corporation Law of the State of Delaware

         I, James H. Graass, Secretary of Eagle Materials Inc., formerly known as Centex Construction Products, Inc. (the "CORPORATION"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"), in accordance with the provisions of Section 103 of the GCL, DO HEREBY CERTIFY

         That pursuant to the authority conferred upon the Board of Directors (the "BOARD") by the Restated Certificate of Incorporation of the Corporation, as amended, the said Board on October 30, 2003, subject to stockholder approval and the consummation of a spin-off transaction, adopted the following resolutions creating a series of 20,000 shares of Preferred Stock, par value $.01 per share, designated as Series B Preferred Stock:

         RESOLVED, that, pursuant to the authority vested in the Board in accordance with the provisions of its Restated Certificate of Incorporation, the Board does hereby create, authorize and provide for the issuance upon the exercise of the Corporation's Preferred Stock Purchase Rights, of a series of Preferred Stock of the Corporation, and does hereby fix and state that the designations, amounts, powers, preferences and relative and other special rights and the qualifications, limitations or restrictions thereof are as follows:

Series B Preferred Stock

         Section 1. Designation and Amount. The shares of such series shall be designated as Series B Preferred Stock and the number of shares constituting such series shall be 20,000.

         Section 2. Dividends and Distributions.

                  (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock in preference to the holders of Common Stock, par value $0.01 per share (the "COMMON STOCK"), and Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK," and, together with the Common Stock, the "COMPANY COMMON STOCK"), and of any other stock of the Corporation ranking junior to the Series B Preferred Stock with respect to dividends, and on a pari passu basis with the Series A Preferred Stock, par value $.01 per share (the "SERIES A PREFERRED STOCK"), shall be entitled to receive, when, as and if declared by the Board out of funds legally available for that purpose, quarterly dividends payable in cash on the 1st day of March, June, September and December (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.001 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Class B Common Stock or a subdivision of the outstanding shares of Class B Common Stock (by reclassification or otherwise), declared on the Class B Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after December 19, 2003 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide the outstanding Class B Common Stock, or (iii) combine the outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

                  (B) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Class B Common Stock (other than a dividend payable in shares of Class B Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Class B Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.001 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series B Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                  (A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes which each share of Class B Common Stock is entitled to vote. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide the outstanding Class B Common Stock, or (iii) combine the outstanding Class B Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

                  (B) Except as otherwise provided herein or by law, the holders of shares of Series B Preferred Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series B Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

                  (C) Except as set forth herein, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class B Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

                  (A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                           (i) declare or pay dividends on, make any other
distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series B Preferred Stock;

                           (ii) declare or pay dividends on, or make any other
distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except dividends paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                           (iii) redeem or purchase or otherwise acquire for
consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Preferred Stock; or

                           (iv) purchase or otherwise acquire for consideration
any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of Company Common Stock or of shares of any other stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received an amount equal to the greater of (i) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Class B Common Stock (the "SERIES B LIQUIDATION PREFERENCE") or (2) to the holders of shares of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide the outstanding Class B Common Stock, or (iii) combine the outstanding Class B Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series B

Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Class B Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Class B Common Stock payable in shares of Class B Common Stock, (ii) subdivide the outstanding Class B Common Stock, or (ii) combine the outstanding Class B Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

         Section 8. Redemption. The outstanding shares of Series B Preferred Stock may be redeemed at the option of the Board as a whole, but not in part, at any time, or from to time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number (as such term is hereinafter defined) times the Average Market Value (as such term is hereinafter defined) of the Class B Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Adjustment Number" is one thousand (1,000) (as appropriately adjusted as set forth in the last sentence of Section 6 to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Class B Common Stock). The "Average Market Value" is the average of the closing sale prices of the Class B Common Stock during the thirty (30) day period immediately preceding the date before the redemption date on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the Composite Tape for American Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Class B Common Stock during such thirty (30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Class B Common Stock as determined by the Board in good faith.

         Section 9. Ranking. The Series B Preferred Stock shall rank (a) on a parity with the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation (b) senior to all Company Common Stock and (c) junior to all series of preferred stock other than the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series B Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. At the Corporation's sole discretion, Series B Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred Stock.

                                    ********

         IN WITNESS WHEREOF, I have executed and subscribed this Certificate of Designation and do affirm the foregoing as true as of ______________ __, 2004.

                                         _______________________________________
                                         James H. Graass, Secretary

                                                                       Exhibit 3

                      [FORM OF CLASS A RIGHTS CERTIFICATE]

Certificate No. R_____ ________ Rights

NOT EXERCISABLE AFTER THE EARLIER OF JANUARY 7, 2014, OR SUCH DATE AS THE CLASS A RIGHTS REPRESENTED HEREBY ARE REDEEMED BY EAGLE MATERIALS INC., FORMERLY KNOWN AS CENTEX CONSTRUCTION PRODUCTS, INC. (THE "CORPORATION"). THE CLASS A RIGHTS REPRESENTED BY THIS CLASS A RIGHTS CERTIFICATE ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER CLASS A RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF FEBRUARY 2, 2004, BY AND BETWEEN THE CORPORATION AND MELLON INVESTOR SERVICES LLC, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, CLASS A RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH CLASS A RIGHTS MAY BECOME NULL AND VOID. [THE CLASS A RIGHTS REPRESENTED BY THIS CLASS A RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS CLASS A RIGHTS CERTIFICATE AND THE CLASS A RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) (EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS -- TERMINATION OF ACQUIRING PERSON'S RIGHTS) OF SUCH AGREEMENT.](1)

                           CLASS A RIGHTS CERTIFICATE
                              EAGLE MATERIALS INC.

         This certifies that ____________________________, or its, his or her registered assigns, is the registered owner of the number of Class A Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 2, 2004 (the "RIGHTS AGREEMENT"), between Eagle Materials Inc., formerly known as Centex Construction Products, Inc., a Delaware corporation (the "CORPORATION"), and Mellon Investor Services LLC, as rights agent (the "RIGHTS AGENT"), to purchase from the Corporation at any time prior to 5:00 P.M. (New York, New York time) on January 7, 2014 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series A Preferred Stock (the "SERIES A PREFERRED STOCK") of the Corporation, at a purchase price of $140.00 per one one-

-------------
         (1)The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

thousandth (1/1,000) of a share (the "PURCHASE PRICE"), upon presentation and surrender of this Class A Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Class A Rights evidenced by this Class A Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________, ____, based on the Series A Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that upon any exercise of Class A Rights, a number of Class A Rights be exercised so that only whole shares of Series A Preferred Stock would be issued.

         Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Class A Rights evidenced by this Class A Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate or any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee after such Acquiring Person or its Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Class A Rights shall become null and void and no holder hereof shall have any right with respect to such Class A Rights from and after the occurrence of such Flip-in Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Series A Preferred Stock or other securities, which may be purchased upon the exercise of the Class A Rights evidenced by this Class A Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Class A Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Class A Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class A Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Class A Rights Certificate, with or without other Class A Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Class A Rights Certificate or Class A Rights Certificates of like tenor and date evidencing Class A Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Series A Preferred Stock as the Class A Rights evidenced by the Class A Rights Certificate or Class A Rights Certificates surrendered shall have entitled such holder to purchase. If this Class A Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class A Rights Certificate or Class A Rights

Certificates for the number of whole Class A Rights for which this Class A Rights Certificate is not exercised.

         Subject to the provisions of the Rights Agreement, the Class A Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Class A Right at any time prior to the earlier of (a) the Stock Acquisition Date (as such term is defined in the Rights Agreement) or (b) the Final Expiration Date (as such term is defined in the Rights Agreement) and (ii) may be exchanged in whole or in part for Series A Preferred Stock, shares of the Corporation's Common Stock, par value $0.01 per share, other property or any combination thereof.

         In addition, the Class A Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of Common Stock equivalents of the Corporation having substantially the same dividend, voting and liquidation rights as shares of Common Stock and are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Class A Rights (other than Class A Rights which are not subject to such exchange) will terminate and the Class A Rights will only enable holders to receive the shares issuable upon such exchange.

         No fractional shares of Series A Preferred Stock will be issued upon the exercise of any Class A Right or Class A Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Series A Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

         No holder of this Class A Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series A Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Class A Right or Class A Rights evidenced by this Class A Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Class A Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated as of _________________

ATTEST:                                  EAGLE MATERIALS INC.

By:__________________________            By:____________________________________
   Secretary                                Title:______________________________

Countersigned:

RIGHTS AGENT

By:__________________________
     Authorized Signature

              [FORM OF REVERSE SIDE OF CLASS A RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Class A Rights Certificate.)

FOR VALUE RECEIVED,_____________________________________________________________
hereby sells, assigns and transfers unto________________________________________

________________________________________________________________________________
                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Class A Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
______________________________ Attorney, to transfer the within Class A Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Class A Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class A Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                  (To be executed if holder desires to exercise
         Class A Rights represented by the Class A Rights Certificate.)

To:      EAGLE MATERIALS INC.

         The undersigned hereby irrevocably elects to exercise _______________ Class A Rights represented by this Class A Rights Certificate to purchase the shares of Series A Preferred Stock issuable upon the exercise of the Class A Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Class A Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (PLEASE PRINT NAME AND ADDRESS)

________________________________________________________________________________

         If such number of Class A Rights shall not be all the Class A Rights evidenced by this Class A Rights Certificate, a new Class A Rights Certificate for the balance of such Class A Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (PLEASE PRINT NAME AND ADDRESS)

________________________________________________________________________________

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Class A Rights evidenced by this Class A Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class A Rights evidenced by this Class A Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Class A Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit 4

                      [FORM OF CLASS B RIGHTS CERTIFICATE]

Certificate No. R_____ _______ Rights

NOT EXERCISABLE AFTER THE EARLIER OF JANUARY 7, 2014, OR SUCH DATE AS THE CLASS B RIGHTS REPRESENTED HEREBY ARE REDEEMED BY EAGLE MATERIALS INC., FORMERLY KNOWN AS CENTEX CONSTRUCTION PRODUCTS, INC. (THE "CORPORATION"). THE CLASS B RIGHTS REPRESENTED BY THIS CLASS B RIGHTS CERTIFICATE ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER CLASS B RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF FEBRUARY 2, 2004, BY AND BETWEEN THE CORPORATION AND MELLON INVESTOR SERVICES LLC, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, CLASS B RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH CLASS B RIGHTS MAY BECOME NULL AND VOID. [THE CLASS B RIGHTS REPRESENTED BY THIS CLASS B RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS CLASS B RIGHTS CERTIFICATE AND THE CLASS B RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) (EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS -- TERMINATION OF ACQUIRING PERSON'S RIGHTS) OF SUCH AGREEMENT.](2)

                           CLASS B RIGHTS CERTIFICATE
                              EAGLE MATERIALS INC.

         This certifies that ____________________________, or its, his or her registered assigns, is the registered owner of the number of Class B Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of February 2, 2004 (the "RIGHTS AGREEMENT"), between Eagle Materials Inc., formerly known as Centex Construction Products, Inc., a Delaware corporation (the "CORPORATION"), and Mellon Investor Services LLC, as rights agent (the "RIGHTS AGENT"), to purchase from the Corporation at any time prior to 5:00 P.M. (New York, New York time) on January 7, 2014 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series B Preferred Stock (the "SERIES B PREFERRED STOCK") of the Corporation, at a purchase price of $140.00 per one one-

--------------------
         (2)The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

thousandth (1/1,000) of a share (the "PURCHASE PRICE"), upon presentation and surrender of this Class B Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Class B Rights evidenced by this Class B Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ____________, ____, based on the Series B Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that upon any exercise of Class B Rights, a number of Class B Rights be exercised so that only whole shares of Series B Preferred Stock would be issued.

         Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Class B Rights evidenced by this Class B Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate or any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee after such Acquiring Person or its Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Class B Rights shall become null and void and no holder hereof shall have any right with respect to such Class B Rights from and after the occurrence of such Flip-in Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Series B Preferred Stock or other securities, which may be purchased upon the exercise of the Class B Rights evidenced by this Class B Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Class B Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Class B Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Class B Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         This Class B Rights Certificate, with or without other Class B Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Class B Rights Certificate or Class B Rights Certificates of like tenor and date evidencing Class B Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Series B Preferred Stock as the Class B Rights evidenced by the Class B Rights Certificate or Class B Rights Certificates surrendered shall have entitled such holder to purchase. If this Class B Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Class B Rights Certificate or Class B Rights

Certificates for the number of whole Class B Rights for which this Class B Rights Certificate is not exercised.

         Subject to the provisions of the Rights Agreement, the Class B Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Class B Right at any time prior to the earlier of (a) the Stock Acquisition Date (as such term is defined in the Rights Agreement) or (b) the Final Expiration Date (as such term is defined in the Rights Agreement) and (ii) may be exchanged in whole or in part for Series B Preferred Stock, shares of the Corporation's Class B Common Stock, par value $0.01 per share, other property or any combination thereof.

         In addition, the Class B Rights may be exchanged, in whole or in part, for shares of the Class B Common Stock, or shares of Class B Common Stock equivalents of the Corporation having substantially the same dividend, voting and liquidation rights as shares of Class B Common Stock and are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Class B Common Stock. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Class B Rights (other than Class B Rights which are not subject to such exchange) will terminate and the Class B Rights will only enable holders to receive the shares issuable upon such exchange.

         No fractional shares of Series B Preferred Stock will be issued upon the exercise of any Class B Right or Class B Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Series B Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

         No holder of this Class B Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Series B Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Class B Right or Class B Rights evidenced by this Class B Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Class B Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated as of _________________

ATTEST:                                  EAGLE MATERIALS INC.

By:__________________________            By:____________________________________
   Secretary                                Title:______________________________

Countersigned:

RIGHTS AGENT

By:__________________________
     Authorized Signature

              [FORM OF REVERSE SIDE OF CLASS B RIGHTS CERTIFICATE]

                               FORM OF ASSIGNMENT

                   (To be executed by the registered holder if such holder desires to transfer the Class B Rights Certificate.)

FOR VALUE RECEIVED,_____________________________________________________________
hereby sells, assigns and transfers unto________________________________________

________________________________________________________________________________
                  (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Class B Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________ Attorney, to transfer the within Class B Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Class B Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class B Rights evidenced by this Class B Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Class B Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                  (To be executed if holder desires to exercise
         Class B Rights represented by the Class B Rights Certificate.)

To:      EAGLE MATERIALS INC.

         The undersigned hereby irrevocably elects to exercise _______________ Class B Rights represented by this Class B Rights Certificate to purchase the shares of Series B Preferred Stock issuable upon the exercise of the Class B Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Class B Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (PLEASE PRINT NAME AND ADDRESS)

________________________________________________________________________________

         If such number of Class B Rights shall not be all the Class B Rights evidenced by this Class B Rights Certificate, a new Class B Rights Certificate for the balance of such Class B Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

________________________________________________________________________________
                         (PLEASE PRINT NAME AND ADDRESS)

________________________________________________________________________________

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Class B Rights evidenced by this Class B Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Class B Rights evidenced by this Class B Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:______________________________     _______________________________________
                                         Signature

Signature Guaranteed:

                                     NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Class B Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       Exhibit 5

[Letter to Stockholders]

                               February ___, 2004

Dear Eagle Materials Inc. Stockholder:

         Effective as of February 2, 2004, Eagle Materials Inc., formerly known as Centex Construction Products, Inc. (the "Company"), entered into a Rights Agreement designed to prevent a potential acquiror from gaining control of the Company without fairly compensating all of the Company's stockholders.

         The Rights will initially trade with shares of the Company's Common Stock and Class B Common Stock and will have no impact on the way in which the Company's shares are traded. There are no separate certificates or market for the Rights.

         The Rights will not separate from the Common Stock or the Class B Common Stock until the earlier of (1) ten business days after a public announcement that a person has acquired shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Common Stock and Class B Common Stock then outstanding, voting together as a class, or (2) ten business days (or any later date determined by the Company's Board of Directors) after a person makes a tender or exchange offer for shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of the shares of Common Stock and Class B Common Stock then outstanding, voting together as a class.

         Many other public companies have adopted similar plans, indicating widespread agreement that such plans can help Directors deflect coercive and inadequate offers.

         A summary of the terms of the Rights is included with this letter.

                                         Sincerely,

                                         [__________]
                                         President and Chief Executive Officer

                          SUMMARY OF RIGHTS TO PURCHASE
                                 PREFERRED STOCK

         On December 19, 2003, subject to stockholder approval and the consummation of a spin-off transaction described below, the Board of Directors (the "BOARD") of Eagle Materials Inc., formerly known as Centex Construction Products, Inc. ("EMI") declared a dividend distribution to its stockholders of record at the close of business on February 6, 2004, of:

                  - one preferred stock purchase right for each outstanding share of Common Stock, par value $0.01 per share (the "COMMON STOCK"), that will entitle the registered holder to purchase from EMI one one-thousandth (1/1,000) of a share of Series A Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK"), at a purchase price of $140.00 per one one-thousandth (1/1,000) of a share, subject to adjustment (a "CLASS A RIGHT"); and

                  - one preferred stock purchase right for each outstanding share of Class B Common Stock, par value $0.01 per share (the "CLASS B COMMON STOCK," and, collectively with the Common Stock, the "COMPANY COMMON STOCK"), that will entitle the registered holder to purchase from EMI one one-thousandth (1/1,000) of a share of Series B Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK," and, collectively with the Series A Preferred Stock, the "PREFERRED STOCK"), at a purchase price of $140.00 per one one-thousandth (1/1,000) of a share, subject to adjustment (a "CLASS B RIGHT," and collectively with the Class A Rights, the "RIGHTS").

The description and terms of the Rights are set forth in a Rights Agreement (the "RIGHTS AGREEMENT") between EMI and Mellon Investor Services LLC, as Rights Agent (the "RIGHTS AGENT"). On January 8, 2004, the stockholders approved the Rights Agreement, and on January 30, 2004, the spin-off transaction involving, among other things, (i) the merger between a subsidiary of Centex Corporation and EMI and (ii) the pro rata distribution by Centex Corporation of all of its approximately 65% equity ownership in EMI to holders of common stock of Centex Corporation was consummated.

         Separation and Distribution of Rights; Exercisablility. Initially, the Class A Rights will be attached to all certificates representing shares of Common Stock then outstanding and the Class B Rights will be attached to all Class B certificates representing shares of Class B Common Stock then outstanding, and no separate Rights certificates will be distributed with respect to either the Class A Rights or the Class B Rights. The Class A Rights will separate from the Common Stock and the Class B Rights will separate from the Class B Common Stock, respectively, upon the earlier of:

                  - ten (10) business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of shares of Common Stock and/or Class B Common Stock representing in the aggregate 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of

                           Common Stock and Class B Common Stock then outstanding, voting together as a class; or

                  - ten (10) business days (or some later date as determined by the Board) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning shares of Common Stock and/or Class B Common Stock representing in the aggregate 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class.

The date the Class A Rights separate from the Common Stock and the Class B Rights separate from the Class B Common Stock is referred to as the "DISTRIBUTION DATE."

         Until the Distribution Date, (i) the Class A Rights will be evidenced by and transferred with and only with the Common Stock certificates and the Class B Rights will be evidenced by and transferred with and only with the Class B Common Stock certificates, (ii) new Common Stock certificates and new Class B Common Stock certificates issued after February 6, 2004 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Class A Rights associated with the Common Stock represented by those certificates and the surrender for transfer of any certificates for Class B Common Stock outstanding will also constitute the transfer of the Class B Rights associated with the Class B Common Stock represented by those certificates. Pursuant to the Rights Agreement, EMI reserves the right to require prior to the occurrence of a Triggering Event (as hereinafter defined) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of the applicable series of Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 7, 2014, unless earlier redeemed by EMI as described below.

         As soon as practicable after the Distribution Date, separate Class A Rights certificates will be mailed to the holders of record of Common Stock and separate Class B Rights certificates will be mailed to the holders of record of Class B Common Stock as of the close of business on the Distribution Date and, after that, the separate rights certificates will represent the Rights. Except in connection with shares of Common Stock or Class B Common Stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by EMI in the future, or as otherwise determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Class A Rights and only shares of Class B Common Stock issued prior to the Distribution Date will be issued with Class B Rights.

         Flip-in Events. Each holder of a Class A Right (other than the Acquiring Person (as such term is defined in the Rights Agreement) and any associate or affiliate thereof) will have the right to receive, upon exercise, Common Stock (or, in some circumstances, cash, property or other securities of EMI) and each holder of a Class B Right (other than the Acquiring Person and any associate or affiliate thereof) will have the right to receive, upon exercise, Class B Common Stock (or, in some circumstances, cash, property or other securities of EMI), in each case having a value equal to two times the purchase price of the Class A or Class B Right, as the case may be, if:

                  - any person acquires beneficial ownership of shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class (except pursuant to specified exceptions, including an offer made for all outstanding shares of Common Stock and Class B Common Stock at a price and upon terms and conditions that the Board determines to be in the best interests of EMI and its stockholders);

                  - EMI is the surviving corporation in a merger with an Acquiring Person and neither the Common Stock nor the Class B Common Stock is changed or exchanged; or

                  - during the time that there is an Acquiring Person, an event occurs that results in increasing the Acquiring Person's total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class, by more than 1%.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under some circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. The events described in this paragraph are referred to as "FLIP-IN EVENTS."

         For example, at a purchase price of $140.00 per Right, each Class A Right not owned by an Acquiring Person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $280.00 worth of Common Stock (or other consideration, as noted above) for $140.00 and each Class B Right not owned by an Acquiring Person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $280.00 worth of Class B Common Stock (or other consideration, as noted above) for $140.00.

         Flip-over events. At any time following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class, each holder of a Class A Right or a Class B Right (except Rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Class A Right or the Class B Right, as the case may be, if any of the following occur:

                  - EMI enters into a merger in which EMI is not the surviving corporation;

                  - EMI is the surviving corporation in a merger pursuant to which all or part of either one or both of the outstanding shares of the Common Stock or Class B Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

                  - more than 50% of the combined assets, cash flow or earning power of EMI and its subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of EMI as specified in the Rights Agreement).

The events described in this paragraph are referred to as "FLIP-OVER EVENTS." Flip-in events and Flip-over events are referred to collectively as "TRIGGERING EVENTS."

         Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of the applicable series of Preferred Stock or other securities or property issuable upon the exercise of the Rights, and the number of applicable Rights outstanding are subject to adjustment from time to time to prevent dilution:

                  - in the event of a stock dividend on, or a subdivision, combination or reclassification of, the applicable series of Preferred Stock;

                  - if the holders of the applicable series of Preferred Stock are granted rights, options or warrants to subscribe for the applicable Preferred Stock or securities convertible into the applicable Preferred Stock at less than the current market price of the applicable Preferred Stock; or

                  - upon the distribution to holders of the applicable series of Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in the bullet point immediately above).

The number of outstanding Rights are also subject to adjustment in the event of a stock dividend on, or a subdivision or combination of the applicable class of Company Common Stock. With some exceptions, no adjustment in the purchase price relating to a Class A Right or a Class B Right will be required until cumulative adjustments amount to at least one percent (1%) of the purchase price relating to the Class A Right or the Class B Right.

         No fractional shares of Series A Preferred Stock or Series B Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of the applicable Preferred Stock) and, in lieu of the issuance of fractional shares, EMI may make an adjustment in cash based on the market price of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, on the trading date immediately prior to the date of exercise.

         Dividend, Liquidation and Redemption Rights of the Preferred Stock. Each share of the applicable series of Preferred Stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of Common Stock or Class B Common Stock, as the case may be (other than stock dividends payable in Common Stock or Class B Common Stock). Upon liquidation, the holders of each series of Preferred Stock will be entitled to the greater of (1) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment equal to 1,000 times the payment to be made per share of Common Stock or Class B Common Stock, as the case may be. Each share of the applicable series of Preferred Stock will have 1,000 times the number of votes each share of the Common Stock or Class B Common Stock, as the case may be, has on matters the respective class is entitled to vote on, which will be voted together with the applicable class of Common Stock or Class B Common Stock. Upon any merger, consolidation or other transaction in which shares of Common Stock or Class B Common Stock are converted or exchanged, each share of the applicable series of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock or Class B Common Stock, as the case may be. These rights are protected by customary antidilution provisions.

         At any time, or from time to time, the Board may redeem the outstanding shares of Series A Preferred Stock or Series B Preferred Stock, in whole but not in part, at a cash price per share equal to one hundred five percent (105%) of
(i) 1,000 (subject to adjustment) times the average market value of the applicable class of Company Common Stock plus (ii) all accrued and unpaid dividends of the Series A Preferred Stock or the Series B Preferred Stock, as the case may be, as of the redemption date.

         Because of the nature of the dividend, liquidation and voting rights of each series of Preferred Stock, the value of the one one-thousandth interest in a share of Series A Preferred Stock purchasable upon exercise of each Class A Right and the value of the one one-thousandth interest in a share of Series B Preferred Stock purchasable upon exercise of each Class B Right, should approximate the value of one share of Common Stock and Class B Common Stock, respectively.

         Exchange of the Rights. At any time after the occurrence of a Flip-in Event and prior to the acquisition by a person or group of shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 50% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class, the Board may, without payment of the purchase price by the holder, exchange the Class A Rights and the Class B Rights, in whole or in part, as follows:

                  - one Class A Right (other than the Class A Rights owned by the Acquiring Person or group, which will become void) for one-half the number of shares of Common Stock, one one-thousandths of a share of Series A Preferred Stock or shares or other units of other property for which a Class A Right is exercisable immediately prior to the time of the action of the Board to exchange the Class A Rights; and

                  - one Class B Right (other than the Class B Rights owned by the Acquiring Person or group, which will become void) for one-half the number of shares of Class B Common Stock, one one-thousandth of a share of Series B Preferred Stock or shares or other units of other property for which a Class B Right is exercisable immediately prior to the time of the action of the Board to exchange the Class B Rights.

         Redemption of the Rights. At any time until a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of shares of Common Stock and/or Class B Common Stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Common Stock and Class B Common Stock then outstanding, voting together as a class, EMI may redeem:

                  - all, but not less than all, of the Class A Rights at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board and subject to adjustment); and/or

                  - all, but not less than all, of the Class B Rights at a price of $0.001 per Right (payable in cash, shares of Class B Common Stock or other consideration deemed appropriate by the Board and subject to adjustment).

Immediately upon the action of the Board ordering redemption of the Class A Rights and/or the Class B Rights, the applicable Rights will terminate and the only right of the holders of these Rights will be to receive the $0.001 redemption price.

         No Rights as Stockholder. Until a Right is exercised, the holder will have no rights as a stockholder of EMI, including, without limitation, the right to vote or to receive dividends.

         Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board at any time during the period in which the Rights are redeemable. At any time when the Rights are no longer redeemable, the provisions of the Rights Agreement may be amended by the Board only if the amendment does not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or cause the Rights to become redeemable again.

         Periodic Review. The Board will appoint a committee (the "TIDE COMMITTEE") that is comprised of at least three (3) directors of EMI who are not officers, employees or affiliates of EMI, to review and evaluate the Rights Agreement, at least every three (3) years or sooner if any person shall become an Acquiring Person, in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of EMI and its stockholders. Following each such review, the TIDE Committee will communicate its conclusions to the full Board, including any recommendation as to whether the Rights Agreement should be modified or the Rights should be redeemed. As stated in EMI's proxy statement, the Board of Directors has committed to review and evaluate the Rights Agreement beginning no later than the second anniversary of the consummation of the reclassification of EMI's capital stock.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed in February 2004. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.